Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN DENNIS F. RIORDAN AND TREEHOUSE FOODS, INC.
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of April 21, 2009, is between TREEHOUSE FOODS, INC., a Delaware corporation (the “Company”), and DENNIS F. RIORDAN (the “Executive”).
     WHEREAS, the Company and Executive deem it desirable to amend Executive’s November 7, 2008 Employment Agreement (the “Agreement”) to remove the provisions thereof providing for a change in control excise tax gross-up payment; and
     WHEREAS, pursuant to Section 8(k) of the Agreement, amendment can only be made to the Agreement pursuant to written consent of the Company and Executive.
     NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing, it is mutually agreed that the Agreement is amended, effective April 21, 2009, by deleting the provisions of Section 6(g), Payment Following a Change of Control, in their entirety and designating said Section 6(g) “Reserved.”
     Except as modified by this Amendment, the terms of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of this 21st day of April, 2009.

TREEHOUSE FOODS, INC.
By:	/s/ Sam K. Reed
	Name:	Sam K. Reed
	Title:	Chief Executive Officer

EXECUTIVE
/s/ Dennis F. Riordan
Dennis F. Riordan